Exhibit 4.1

[FACE OF CERTIFICATE]

COMMON STOCK

PAR VALUE $0.001
PER SHARE

BH

INCORPORATED UNDER THE
LAWS OF THE
STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 07556Q 88 1

BEAZER HOMES USA, INC.

THIS CERTIFIES THAT
IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Beazer Homes USA, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)    TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

[SEAL]

[SIGNATURE]

PRESIDENT AND CHIEF EXECUTIVE OFFICER

[SIGNATURE]

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

[REVERSE OF CERTIFICATE]

BEAZER HOMES USA, INC.

The Corporation will furnish without charge to each stockholder who so requests a statement of the voting powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT – __________ Custodian __________
(Cust)         (Minor)
under Uniform Gifts to Minors
Act ___________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

___________________________________________ shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________ Attorney
to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.
Dated: ___________

NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF BEAZER HOMES USA, INC. (THE “CORPORATION”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.95 PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.95 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.
THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE SECTION 382 RIGHTS AGREEMENT BETWEEN BEAZER HOMES USA, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (THE “RIGHTS AGENT”), DATED AS OF NOVEMBER 12, 2010, AS AMENDED (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE RIGHTS AGENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE RIGHTS AGENT WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.